Exhibit 99.1

Investor Inquiries: Soohwan Kim, CFA, (602)-282-0957 VSMIR@versummaterials.com Media Inquiries: Tiffany Elle, 480-282-6475 Tiffany.Elle@versummaterials.com

PRESS RELEASE

Versum Materials Stockholders Approve Merger with Merck KGaA, Darmstadt, Germany

Tempe, Arizona, June 17, 2019—Versum Materials, Inc. (NYSE: VSM), a leading specialty materials and equipment supplier to the semiconductor industry, today announced the stockholders of Versum have approved the merger with Merck KGaA, Darmstadt, Germany at a special meeting held today at the Versum headquarters in Tempe, Arizona, USA.

Versum continues to expect the transaction, which is subject to regulatory clearances and the satisfaction of other customary closing conditions, to close in the second half of 2019.

About Versum Materials

Versum Materials, Inc. (NYSE: VSM) is one of the world’s leading suppliers of next-generation CMP slurries, ultra-thin dielectric and metal film precursors, formulated cleans and etching products, and delivery equipment that has revolutionized the semiconductor industry. Versum Materials has annual sales of approximately US $1.4 billion, 2,300 employees and operates 14 major facilities in Asia and North America. It is headquartered in Tempe, Arizona. Prior to its separation on Oct. 1, 2016, Versum Materials had operated for more than three decades as a division of Air Products and Chemicals, Inc. (NYSE: APD).

For additional information, please visit http://www.versummaterials.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Versum Materials, Inc. (“Versum”) management. Various known and unknown risks, uncertainties and other factors could lead to a delay or failure to close the merger with Merck KGaA, Darmstadt, Germany. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of Versum or realize the anticipated benefits of the proposed transaction in the expected time-frames or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate Versum’s operations into those of Merck KGaA, Darmstadt, Germany; such integration may be more difficult, time-consuming or costly than expected; the failure of any of the conditions to the proposed transaction to be satisfied; the retention of certain key employees at Versum; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required for the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule; the impact of indebtedness incurred by Merck KGaA, Darmstadt, Germany, in connection with the proposed transaction; the effects of the business combination of Versum and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on the Merck KGaA, Darmstadt, Germany website at www.emdgroup.com or in Versum’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended on September 30, 2018 and Versum’s other filings with the SEC, which are available at http://www.sec.gov and Versum’s website at www.versummaterials.com. Except as otherwise required by law,

Investor Inquiries: Soohwan Kim, CFA, (602)-282-0957 VSMIR@versummaterials.com Media Inquiries: Tiffany Elle, 480-282-6475 Tiffany.Elle@versummaterials.com

Versum assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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The Versum Materials logo and Versum are registered trademarks of Versum Materials, Inc. or its affiliates.

Versum Materials, Inc.

Investor Inquiries:

Soohwan Kim, CFA, 602-282-0957

Soohwan.Kim@versummaterials.com

or

Media Inquiries:

Tiffany Elle, 480-282-6475

Tiffany.Elle@versummaterials.com